UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2007
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	000-52420 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On May 24, 2007, we entered into Second Amendment to Credit Agreement (the “Amended Credit Agreement”) which amends the Credit Agreement we entered into on May 4, 2006 (the “Original Credit Agreement”) with Farm Credit Services of America, FLCA (“Farm Credit”). The Original Credit Agreement established a senior credit facility with Farm Credit for the construction of our 50 million gallon per year dry mill ethanol plant in Jackson, Nebraska in the amount of $43,025,000 consisting of a $32,268,750 term loan and a $10,756,250 revolving loan. The Amended Credit Agreement increases the total amount of the senior credit facility to $47,525,000 consisting of a $35,643,750 term loan and an $11,881,250 revolving loan.
     We will pay an origination fee of $33,750 to Farm Credit for the additional borrowings.
     The interest rate on borrowings under the credit facility will continue to equal 3.0% above the LIBOR Short Term Index Rate, which will be reduced to 2.85% in any year after 2006 in which our ratio of net worth to total tangible assets exceeds 60% and we are not in default. The interest rate will now be reset on a monthly basis beginning June 15, 2007. There is no limit on the frequency or the amount of the change in the interest rate.
     We continue to obligated to repay the term loan in 30 equal, consecutive, quarterly installments of principal, plus accrued interest, with the first installment due on the first of the month which is six months after substantial completion of the ethanol plant, but no later than December 1, 2007. However, due to the additional borrowing, the monthly principal payment will increase from $1,075,625 to $1,188,125. Similarly, we continue to be obligated to repay borrowings under the revolving loan beginning on the earlier of September 1, 2015 or three months following repayment of the term loan in ten equal, consecutive, quarterly principal installments plus accrued interest, except that the quarterly principal amount will increase from of $1,075,625 to $1,188,125. During the term of the loan, we continue to be required to make special principal payments in an annual amount equal to 65% of our excess cash flow for each year. The maximum annual amount of these payments has increased from $2.0 million to $2.5 million and the payments will now continue until an aggregate sum of $8.0 million has been paid to Farm Credit compare with $6.0 million under the Original Agreement.
     The remainder of the material terms of the Original Agreement remain in effect.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
May 24, 2007	/s/ Tom Lynch
Tom Lynch, President